Exhibit 10.10

LI LIMIN

LIANG YANQING

and

CHINA DIGITAL TECHNOLOGY CONSULTING (SHENZHEN) CO., LTD

OPTION AGREEMENT

In respect of

Transfer the Equity Interest in

China Digital Mobile Television Co., Ltd

This Option Agreement (“this Agreement”) is executed between and by the following parties as of March 31, 2006, in Shenzhen, the People’s Republic of China (the “PRC”).

Party A:	Li Limin

Address:	Room 403, Electronic Technology Tower, Middle Shennan Road, Shenzhen, Guangdong Province, the PRC

ID Number:	440301610103081

Party B:	Liang Yanqing

Address:	Room 28-806, Zhongxin Street, Shahe, Shenzhen, Guangdong Province, the PRC

ID Number:	230102197203296124

(hereinafter Party A and Party B are collectively referred to as “Transferors”)

Party C:	China Digital Technology Consulting (Shenzhen) Co., Ltd.

Legal Address:	Room 201, Block 6, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen, Guangdong Province, the PRC

(Hereinafter Party C is referred to as “Transferee”)

WHEREAS:

1.	China Digital Mobile Television Co., Ltd. (“CDMTV”) is a limited liability company incorporated on April 8, 2005 with the registration number of its business license 4403011172280 and its registered office at Floor 1, Block 7, Champs Elysees Garden, Nongyuan Road, Futian District, Shenzhen. The registered capital of CDMTV is RMB 50 million.

2.	Transferors are natural persons with their residence in the PRC, collectively holding 100% equity interest in CDMTV.

3.	Transferee is a wholly foreign owned enterprise established as of March 9, 2006 with the registration number of its business license Qi Du Yue Shen Zong Zi 317806. It is a limited liability company with a registered capital of US$ 13 million. CDMTV Holding Company, a foreign investor, holds 100% equity interest of Transferee.

4.	Transferors agreed to grant Transferee an Exclusive Option to purchase 100% equity interest and other related interest in CDMTV held by Transferors, according to the terms and conditions of Option Agreement. Transferee agreed to accept the Exclusive Option pursuant to the terms and conditions of Option Agreement.

5.	On March 31, 2006, Transferors and Transferee executed a Loan Agreement (“Loan Agreement”) and an affiliated Equity Pledge Agreement (“Equity Pledge Agreement”). Transferee loaned RMB 50 million to Transferors, and accordingly Transferors pledged their 100% equity interest in CDMTV as a security for the loan.

It is agreed as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

Unless it is expressly provided otherwise, the words of this Agreement shall have the following meanings:

(1)	“Administration of Industry and Commerce”

shall mean the State Administration of Industry and Commerce and local Administrations of Industry and Commerce with its authorization.

(2)	“Target Equity”

shall mean 100% equity interest of CDMTV currently held by Transferors.

(3)	“Exclusive Option”

shall mean the exclusive option, which is granted to Transferee by Transferors, to purchase 100% equity interest in CDMTV according to the terms of this Agreement.

(4)	“Call Option Notice”

shall mean the written notice issued by Transferee to Transferors regarding the exercise of the Exclusive Option when the conditions stipulated in Article 5.1 of this Agreement are satisfied.

(5)	“Equity Transfer”

shall mean Transferors transfer their 100% equity interest in CDMTV to Transferee according to the terms and conditions of this Agreement after the Call Option Notice is issued by Transferee.

(6)	“Shareholder’s Interest”

shall mean all the rights and interests enjoyed by the shareholders over CDMTV because of their legal status as shareholders, including participating in the shareholders’ meeting, voting rights, the rights to receive dividends and other related interests before and after the execution of this Agreement.

(7)	“Completion Date”

shall mean the date when the Equity Transfer under this Agreement is completed and all relevant statutory registrations have been fulfilled.

(8)	“Renminbi” or “RMB”

shall mean the lawful currency of the PRC.

(9)	“Working Day”

shall mean any day other than a Saturday, Sunday or a statutory holiday in the PRC.

(10)	“PRC”

shall mean the People’s Republic of China and, for the purpose of this Agreement, exclude the special administrative regions of Hong Kong, Macau and Taiwan.

(11)	“PRC Laws”

shall mean all the laws, regulations, ordinances and judicial interpretations promulgated by the legislative organs, administrations, and judicial departments of the PRC, while excluding for the purpose of this Agreement the laws, regulations, ordinances, judicial interpretations and case laws in the special administrative regions of Hong Kong, Macau, and Taiwan.

1.2	Interpretation

(1)	The words “in this Agreement”, “under this Agreement” and other similar words shall mean the entire agreement instead of any specific articles of this Agreement. Unless it is otherwise expressly provided, the term “include” shall mean “include but not limited to” regardless of whether such wording appears or not.

(2)	This Agreement shall include any amendments, alterations, supplements, replacements and/or recitals to this Agreement and its appendices. The appendices are an integral part of this Agreement and as valid as the text of this Agreement. Unless the context otherwise requires, the reference to chapter, paragraph, article, and appendix means the reference to the same hereof.

ARTICLE 2 TARGET EQUITY

The Target Equity of this Agreement is the equity interest of CDMTV, which shall be in compliance with the PRC Company Law and other relevant PRC Laws, and in accordance with the representations and warranties made by Transferors. All rights and interests related to this equity shall be legally held by Transferors without any precondition, encumbrance or third party right, except when permitted by the provisions of this Agreement and Equity Pledge Agreement.

ARTICLE 3 THE GRANT OF EXCLUSIVE OPTION

3.1.	Transferors agree to grant to Transferee the Exclusive Option to purchase the Target Equity and affiliated interests when the conditions stipulated in Article 5.1 of this Agreement are satisfied. Transferee agrees to accept this Exclusive Option. Both parties agree that Transferee shall have the Exclusive Option and is entitled to purchase, at any time, all or part of the Target Equity held by Transferors under the PRC Laws and provisions of this Agreement (including but not limited to the event that Transferors are no longer the directors or employees of CDMTV, or intend to transfer the equity interest to any person other than current shareholders). The Exclusive Option can be exercised by Transferee or any other qualified entity appointed by Transferee. The Exclusive Option is irrevocable during its valid term.

3.2.	The valid term of the aforesaid Exclusive Option is from the execution date of this Agreement to the Completion Date of the Equity Transfer.

ARTICLE 4 EXERCISE OF THE EXCLUSIVE OPTION

4.1.	Both Transferors and Transferee agree that, when the conditions in Article 5.1 are satisfied, Transferee shall have the right to issue a written Call Option Notice to Transferors regarding the Equity Transfer at the price stipulated in Article 6.1.

4.2.	Transferors agree to issue to Transferee a written consent notice within five Working Days after receiving the Call Option Notice, agreeing to transfer the Target Equity to Transferee at the price stipulated in Article 6.1 and execute all the statutory documents for the Equity Transfer.

4.3.	Transferors shall not transfer the Target Equity to any third party other than Transferee, provided that Transferee does not issue the Call Option Notice within the period stipulated in Article 3.2 and Transferors and Transferee are unable to reach an agreement upon the extension of period stipulated in Article 3.2.

ARTICLE 5 CONDITIONS FOR EXERCISE OF EXCLUSIVE OPTION

5.1.	The preconditions for the Transferee to exercise the Exclusive Option hereof are as follows:

a)	The transfer of the Target Equity is permitted by PRC Laws, regulations and industry policies on foreign investment.

b)	Before the aforesaid conditions are satisfied, PRC governmental agencies or any third party do not file any proceeding, issue any order or take any action which may seriously encumber or prohibit the transfer of the Target Equity.

5.2.	The Transferors shall exercise their best efforts to expedite the satisfaction of the aforesaid preconditions. Transferee shall cooperate in good faith with Transferors.

5.3.	When either Party becomes aware of any fact or situation that may constitute an impediment to the preconditions of the transaction, it shall immediately notify the other party in writing of the fact or situation.

ARTICLE 6 PRICE AND PAYMENT OF EQUITY TRANSFER

6.1.	Price

Both Transferors and Transferee agree that the price for the Target Equity is the greater of RMB 50 million and the lowest price which is determined by the applicable laws and regulations, when exercising the Exclusive Option and agreed to by Transferee. When Transferee (or the qualified entity appointed by Transferee) purchases all or part of the equity interest in CDMTV according to the provisions of this Agreement, Transferee has the right to choose to pay for the equity interest with the principal which Transferee owes Transferors under the Loan Agreement.

6.2.	Payment

(1)	Transferee shall remit 50% of the payment for the Target Equity to the bank account designated by Transferors within five Working Days after receiving approval of the related governmental authorities (if necessary), or within five Working Days after Transferee receives the confirmation regarding the Call Option Notice in writing issued by Transferors if no governmental approval is required according to the applicable laws, regulations and industry policies on foreign investment.

(2)	Transferee shall remit the remaining 50% of the payment for the Target Equity to the bank account designated by Transferors within five Working Days after the Completion Date.

ARTICLE 7 TRANSACTION OBLIGATION

7.1.

Transferors are responsible for submitting this Agreement and the affiliated documents to the related governmental authorities for approval (if necessary) after receiving the Call Option Notice issued by Transferee, according to the applicable laws and regulations.

Transferors are also responsible for carrying out the registration of Equity Transfer and other related administrative procedures after receiving the initial payment according to Article 6.2.(1) of this Agreement.

7.2.	Transferee is responsible for carrying out the statutory procedures which should be finished by itself and shall cooperate with Transferors to carry out the administrative approval.

ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

Each Transferor, as of the date when this Agreement becomes effective, represents and warrants as follows.

8.1.	Authorization of Transferors Transferors are natural persons with residences in the PRC, having the complete capacities for civil rights. This Agreement is valid, legally binding, and enforceable to Transferors.

8.2.	Rights relating to Target Equity As the legal owners, Transferors warrant that they have the full and valid right to dispose of the Target Equity and that the Target Equity is free of any mortgage, pledge or encumbrance, except for the pledge set according to Equity Pledge Agreement, free from any claim from any third party and available to be legally transferred. Otherwise, Transferors shall assume all the commercial and legal liabilities.

8.3.	The Valid Existence of CDMTV CDMTV is a limited liability company duly established under PRC Laws, with appropriate registration with competent authority.

8.4.	Execution and performance of this Agreement, and completion of the transaction:

(1)	will not cause Transferors to violate any laws, regulations, judgments, rulings or orders applicable to Transferors or CDMTV;

(2)	will not cause Transferors to breach, or constitute the breach of, any contract entered into between Transferors and any third party, or any other organizational documents of CDMTV;

(3)	will not require any consent according to any agreement to which either

Transferors or CDMTV is a party, and which is legally binding on Transferors and CDMTV, or their main assets, except for the obtained consent or waiver, or breach of the aforesaid agreements.

8.5.	Transferor will not amend, revise or otherwise change the articles of association of CDMTV, increase or decrease the registered capital, or change the equity structure of CDMTV by any means without Transferee’s prior written consent.

8.6.	Transferors will not demand that CDMTV distribute the dividend or profit by any means without the Transferee’s prior written consent.

8.7.	Transferors will not, by any means, procure CDMTV to enter into any deal that may materially affect the assets, liability, operation, equity and other legal rights of CDMTV, except for those disclosed to and approved by Transferee or happening during the daily and ordinary course of operation without Transferee’s prior written consent.

8.8.	Transferors warrant that all the representations and warranties under this Article 8 will remain valid as of the date of completion or the termination of this Agreement.

ARTICLE 9 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

Transferee represents and warrants as follows:

9.1.	Legal Status Transferee is a duly established and existing wholly foreign owned enterprise under PRC Laws.

9.2.	Authorization Transferee has the corporate power and rights to execute and perform this Agreement. The Board of Directors of Transferee has fulfilled all necessary procedures to execute, deliver and perform this Agreement. For the purpose of Transferee, this Agreement is valid, legally binding, and enforceable.

9.3.	Payment Transferee shall pay the consideration for the Equity Transfer to Transferors pursuant to Article 6.2 when exercising the option.

ARTICLE 10 OBLIGATIONS OF BOTH PARTIES

10.1.	Satisfaction of Conditions for Completion

Prior to or on the Completion Date, once the conditions provided in Article 5.1 are satisfied, both parties shall conduct reasonable commercial effort to complete and help the other party to complete the Equity Transfer registration.

10.2.	Disclosure of Special Issues

Transferors and Transferee shall respectively disclose the following issues to each other in due time if:

(1)	The issue is required to be disclosed according to this Agreement;

(2)	The issue will cause the representations or warranties to be incorrect or misleading, unless required by this Agreement; or

(3)	The issue will lead any party to this Agreement to reasonably believe that the conditions in Article 5.1 could not be satisfied.

10.3.	Confidentiality

Should the transaction not be completed, either party shall deem all information obtained from an unpublicized domain or through confidential source during the performance of this Agreement regarding the other party and its affiliated companies as confidential information. Neither party shall disclose the aforesaid information to any third party, except for disclosure:

(1)	required by and to the extent of the laws and relevant governmental authorities;

(2)	to professional consultants, if they undertake the responsibility of keeping such information confidential;

(3)	of information that has already entered the public domain without any default of the disclosing party; or

(4)	with the consent of and to the extent agreed to by the other parties.

ARTICLE 11 LIABILITY OF BREACH OF CONTRACT AND TERMINATION

The violation by any Party of any representations, warranties or provisions of this Agreement shall be deemed a breach of this Agreement. The defaulting Party shall compensate the non-defaulting Party fully and adequately. The non-defaulting party shall have the right to determine whether or not to execute or terminate this Agreement.

ARTICLE 12 DISPUTE RESOLUTION

12.1.	Obligation of Consultation

In the event of any dispute arising out of this Agreement, all parties shall first attempt to resolve such dispute through consultations.

12.2.	Litigation

Any disputes, which cannot be resolved by friendly consultations, including but not limited to the interpretation, performance, validity and termination of this Agreement, and default, may be submitted to the court that has jurisdiction over the dispute.

ARTICLE 13 MISCELLANEOUS

13.1.	Governing Law

The execution, validity, interpretation, performance, amendment and termination of this Agreement, and dispute resolution shall be governed by PRC Laws.

13.2.	Effectiveness

The Agreement shall become effective as of the date of execution by the authorized representatives of Transferors and Transferee. Transferee may, at any time, notify Transferors of termination of this Agreement. Transferors are not entitled to terminate this Agreement unilaterally, except when Transferee notifies Transferors of the termination or both parties agree to terminate this Agreement after consultation.

13.3.	Title

Any heading, caption or section title contained herein is inserted only as a matter of convenience, and in no way defines or explains any section or provision hereof, except for the terms interpreted by Article 1 hereof.

13.4.	Amendment

An amendment, ratification, cancellation, invalidity or transfer of any part of this Agreement is valid only if it is in writing and signed by the authorized representatives of each party.

13.5.	Copies

This Agreement is written in Chinese with six originals. Each party shall retain one original. The remaining counterparts shall be submitted to the Examination and Approval Authority. Each counterpart shall be equally authentic and has the same legal effect.

13.6.	Severability

The illegality or invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

13.7.	Joint and Several Liability

Transferors’ obligations, warranties, and liabilities under this Agreement are joint and several, and furthermore Transferors assume the joint and several liabilities between themselves. With respect to Transferors, any breach of contract by either Transferors will naturally constitute the breach of contract by the other.

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[Execution Page]

Party A:	/s/ Li Limin	(Signature)
Li Limin

Party B:	/s/ Liang Yanqing	(Signature)
Liang Yanqing

Party C:    China Digital Technology Consulting (Shenzhen) Co., Ltd. (Company Seal)

/s/China Digital Technology Consulting (Shenzhen) Co., Ltd.

Authorized Representative:	(Signature)